Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Global Financials Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Global Financials Fund dated September 26, 2000 (and to all references to our firm) included in or made a part of Pioneer Global Financials Fund's Pre-Effective Amendment No. 2 and Amendment No. 2 to Registration Statement File Nos. 333-45096 and 811-10107, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
December 27, 2000